Exhibit 10.2

PROMISSORY NOTE

$1,750,000.00	October 22, 2009
Tampa, Florida

FOR VALUE RECEIVED, the undersigned, UTEK Corporation, a Delaware corporation, and UTEK Real Estate Holdings, Inc., a Florida corporation (collectively, the “Maker”), having an address of Attn: Sam I. Reiber, Esquire, 2109 Palm Avenue, Tampa, Florida 33605, promises to pay to Gators Lender, LLC, a Florida limited liability company (the “Payee”) at Attn: Martin Schaffel, Sole Manager, 5308 E. Longboat Blvd., Tampa, FL 33615, or at such other place as Payee may from time to time designate in writing, the principal sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the “Principal Amount”), together with interest on the unpaid Principal Amount from time to time outstanding (the “Interest”), as hereinafter provided. This Promissory Note (the “Note”) is made and executed pursuant to the Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated the same date as this Note, by and between Maker and Payee.

Interest shall be payable on the outstanding Principal Amount from the date of borrowing until paid at an annual rate of eight (8.0) percent (the “Interest Rate”). Interest shall be payable on a quarterly basis, in arrears, on the 15th day of each month, beginning April 15, 2010. The entire Principal Amount outstanding and all accrued Interest shall be due and payable on the third anniversary of the date of this Note, if not sooner paid. If any payment date is not a business day, then such payment shall be due the next succeeding business day.

Payments will be applied first to accrued interest and then to principal. Except as otherwise permitted by the terms hereof, payments of interest and principal must be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments received after 2:00 p.m. will be treated as being received on the next banking day. Maker agrees to pay a late fee equal to five percent (5%) of any payment due hereunder that is not paid within ten (10) days of the date the payment is due. Interest on all amounts not paid when due after maturity, acceleration, or otherwise (including any periods of time after entry of a judgment but prior to payment thereof), will accrue and will be payable at the Default Rate (as hereinafter defined).

Maker shall have the right to prepay the Principal Amount in full or in part, upon ten (10) days prior written notice to Payee, (i) at any time prior to the first anniversary hereof, provided that Maker simultaneously pays to Payee a prepayment penalty equal to four (4.0) percent of the Principal Amount that is prepaid; (ii) at any time after the first anniversary hereof, and prior to the

DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $6,125.00 DUE ON THE INDEBTEDNESS EVIDENCED HEREBY WILL BE PAID UPON THE RECORDING OF THAT CERTAIN MORTGAGE AND SECURITY AGREEMENT DATED THE DATE HEREOF, MADE BY CORTEZ 114, LLC, FOR THE BENEFIT OF PAYEE, IN THE PUBLIC RECORDS OF HERNANDO COUNTY, FLORIDA.

second anniversary hereof, provided that Maker simultaneously pays to Payee a prepayment penalty equal to two (2.0) percent of the Principal Amount that is prepaid, and (iii) at any time after the second anniversary hereof, and prior to the third anniversary hereof, without any prepayment penalty. Partial prepayments will be applied against required principal installments in the inverse order of their maturities. Therefore, partial prepayments will not affect the due date of any required installments under this Note until this Note is paid in full.

Upon the happening of any event of default, at the option of the Payee, all amounts then unpaid under this Note shall bear default interest (“Default Interest”) for the period beginning with the date of the happening of such event at a default rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate allowed by law (the “Default Rate”). All Default Interest shall be payable daily. To the extent that Default Interest is not paid when due, all unpaid Default Interest may, at Payee’s discretion, be added to the unpaid Principal Amount hereof, on a daily basis until the unpaid Principal Amount and all Interest, including Default Interest, is paid in full.

Each of the following shall constitute an event of default:

(a)	Any payment of monies required under this Note is not made within ten (10) days of the date the payment is due, whether at maturity, by acceleration, or otherwise;

(b)	The occurrence of a default under the Mortgage, the Purchase Agreement, the Guaranty (as defined below), any “Transaction Document,” as that term is defined in the Purchase Agreement, or under any other agreement given by Maker or Guarantor (as hereinafter defined) to Payee with regard to the indebtedness evidenced hereby. As used in this Note, the term “Guarantor” refers jointly and severally to Cortez, Ybor, 22nd Street, ABM and Europe (as such terms are hereinafter defined), any other current or future subsidiary of Maker, and any person or entity that previously has guaranteed or either currently or in the future guarantees the repayment of this Note;

(c)	Any representation or warranty made by Maker, Guarantor or any other party to any Transaction Document (other than Payee) herein or therein or in any certificate, report, or financial information furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made;

(d)	A “Change of Control” (as such term is defined in that certain Warrant Agreement of even date herewith, executed by UTEK Corporation in favor of Payee) of Maker;

(e)	Maker shall be in default under any obligation for borrowed money in excess of $100,000 owed to any other obligee;

(f)	any security interest or lien of Payee under a Transaction Document does not constitute a perfected security interest of first priority in the collateral encumbered, subject only to permitted liens thereunder, or there occurs any material loss, theft, damage or destruction of any collateral; or

(g)	Maker or Guarantor (or any of its subsidiaries) shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Maker or Guarantor or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay it a debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

(h)	Without its application, approval, or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Maker or Guarantor (or any of its subsidiaries) any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, which results in the entry of an order for relief or such adjudication or appointment remains undismissed or undischarged for a period of 30 days; or

(i)	Judgments in excess of $100,000 in the aggregate shall be rendered against Maker or Guarantor and shall remain undischarged, undismissed, and unstayed for more than 30 days (except judgments validly covered by insurance with a deductible of not more than $25,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the assets of Maker, by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution.

Upon the occurrence of an event of default and at any time thereafter, Payee, at its option and as often as it desires, may declare all liabilities, obligations, and indebtedness due Payee, including this Note, to be immediately due and payable without demand, notice, or presentment, and may exercise any other remedy available to it under the Mortgage or any other agreement given by Maker or Guarantor to Payee, and any other remedy available to it at law or in equity.

The remedies of Payee shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse or acceptance by the Payee of any payment hereunder in an amount which is less than payment in full of all amounts due and payable at the time of such payment, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

TIME IS OF THE ESSENCE OF THIS NOTE. Maker shall pay all costs incurred by the holder of this Note in enforcing or collecting this Note and enforcing each agreement executed in connection with this Note (including any agreement under which real or personal property is pledged as security for this Note), including without limitation all attorneys’ fees, costs, and expenses incurred in all matters of interpretation, enforcement, and collection, before, during, and after demand, suit, proceeding, trial, appeal, and post-judgment collection efforts as well as all costs and fees incurred by the holder of this Note in connection with any bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay) if Maker or any other person or entity liable for the indebtedness represented by this Note becomes involved in any bankruptcy, reorganization, or similar proceeding.

The validity, construction, interpretation, and enforceability of this Note are governed by the laws of the State of Florida, excluding its laws relating to the resolution of conflicts of laws of different jurisdictions. Maker further agrees that venue for each action, suit, or other legal proceeding arising under or relating to this Note or any agreement securing or related to this Note shall be in a court of competent jurisdiction in Hillsborough County, Florida, and Maker hereby waives any right to sue or be sued in any other county in Florida or any other state.

No provision of this instrument shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess interest is herein provided for, paid by Maker or received by Payee, or shall be adjudicated to be so, the provisions of this paragraph shall govern, and neither Maker nor its successors or assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law, and any such amounts so paid, at the option of the Payee, shall either be applied against the Principal Amount of this Note due at maturity, or rebated to Maker within thirty (30) days after final repayment of this Note.

Maker and any other person liable for the payment hereof respectively, hereby (a) expressly waives any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consents that Payee may, from time to time and without notice to any of them or demand, (i) extend, rearrange, renew or postpone any or all payments, (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, and/or (iii) release Maker (or any co-maker) or any other person liable for payment hereof, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; and (c) agrees that Payee, in order to enforce payment of this Note against any of them, shall not be required first to institute any suit or to exhaust any of its remedies against Maker (or any co-maker) or against any other person liable for payment hereof or to attempt to realize on any collateral for this Note. Maker agrees that its obligations under this Note are independent of the obligation of any other maker, guarantor or other person or entity that now or later is obligated to pay this Note. Maker also agrees that Payee may release any security for or any other obligor of this Note or waive, extend, alter, amend, or modify this Note or otherwise take any action that varies the risk of Maker without releasing or discharging Maker from Maker’s obligation to repay this Note.

The term “Maker” as used herein, in every instance shall include the maker and its successors and permitted assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

Whenever “Payee” is referred to in this Note, such reference shall be deemed to include the successors and assigns of Payee, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Maker and any endorsers, guarantors, and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Payee.

This Note is secured by that certain Absolute Guaranty of Payment and Performance of even date herewith (the “Guaranty”), executed by Cortez 114, LLC, a Florida limited liability company (“Cortez”), Ybor City Group, Inc., a Florida corporation (“Ybor”), 22nd Street of Ybor City, Inc., a Florida corporation (“22nd Street”), ABM of Tampa Bay, Inc., a Florida corporation (“ABM”) and UTEK Europe, Ltd., a United Kingdom corporation (“Europe”) in favor of Payee. The Guaranty is secured by that certain Real Estate Mortgage, Security Agreement And Assignment Of Rents And Leases of even date herewith, executed by Cortez in favor of Payee, to be recorded in the Public Records of Hernando County, Florida (the “Mortgage”), and by any and all collateral presently and hereafter held by Payee from Maker or Guarantor and given or agreed to be given to Payee by Maker or Guarantor, plus any and all collateral presently or hereafter held by Payee given or agreed to be given by any third party or parties for the benefit of Maker hereof.

This Note may not be modified or terminated orally, but only by agreement or discharge in writing and signed by Payee and Maker. Any forbearance of Payee in exercising any right or remedy hereunder, under the Mortgage or under any other loan document relating to this transaction shall not be a waiver of or preclude the exercise of any right or remedy. Acceptance by Payee of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Payee’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for the failure to make prompt payment in the future.

For and in consideration of the funding or renewal of the indebtedness evidenced hereby, Maker further agrees to cooperate with Payee and to re-execute any and all documentation relating to the loan evidenced by this Note which is deemed necessary or desirable in Payee’s discretion, in order to correct or adjust any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.

Each required notice, consent, or approval, if any, under this Note will be valid only if it is given in writing (or sent by telex, telegram, or telecopy and promptly confirmed in writing) and addressed by the sender to the recipient’s address that is listed in this Note or to such other addresses as either party may designate by written notice to the other party. A validly given notice, consent, or approval will be effective (i) on receipt of hand delivery to the recipient, (ii) seven (7) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed or prepaid, or (iii) one (1) business day after it is deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Airborne). These notice provisions apply only if a notice is required by this Note. They do not apply if no notice is required by this Note. This Note is not assignable by Maker.

WAIVER OF JURY TRIAL. MAKER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSSCLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO. NEITHER MAKER NOR PAYEE WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CAN NOT BE WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PAYEE OR PAYEE’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PAYEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MAKER ACKNOWLEDGES THAT THE PAYEE HAS BEEN INDUCED TO LOAN FUNDS IN THE AMOUNT OF THE PRINCIPAL AMOUNT TO MAKER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

THE UNDERSIGNED ACKNOWLEDGE THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

[Signature Pages Follow]

[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, the undersigned has executed as Maker this Promissory Note as of the date first above written.

UTEK Corporation,
a Delaware corporation

By:	/s/ Doug Schaedler
Doug Schaedler, as President

[Corporate Seal]

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on October 22, 2009, by Doug Schaedler, as President of UTEK Corporation, a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced a valid driver’s license as identification.

/s/ Joshua B. Riba
Notary Public

My Commission Expires: August 18, 2013

[Signatures Continue on Following Page]

[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, the undersigned has executed as Maker this Promissory Note as of the date first above written.

UTEK Real Estate Holdings, Inc.,
a Florida corporation

By:	/s/ Sam I. Reiber
Sam I. Reiber, as President

[Corporate Seal]

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on October 22, 2009, by Sam I. Reiber, as President of UTEK Real Estate Holdings, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced a valid driver’s license as identification.

/s/ Kelly S. Melton
Notary Public

My Commission Expires: May 10, 2010

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